UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
September 5, 2006
Carmike Cinemas, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-14993	58-1469127

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 First Avenue, Columbus, Georgia	31901

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (706) 576-3400
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(b) On September 5, 2006, James J. Gaffney, a director of Carmike Cinemas, Inc. (the “Company”) notified the Company of his determination not to stand for re-election to the Company’s Board of Directors. Mr. Gaffney’s determination did not involve a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Gaffney currently serves as a member of the Compensation and Nominating Committee of the Board of Directors.

Item 8.01.	Other Events.
The Company’s 2006 annual meeting of stockholders is scheduled to be held at 9:00 a.m. E.T., on Friday, October 20, 2006, at the offices of King & Spalding LLP, 1180 Peachtree Street N.E., Atlanta, Georgia.
Stockholders wishing to submit a proposal for possible inclusion in the proxy statement must submit the proposal in writing to the Company’s Secretary at 1301 First Avenue, Columbus, Georgia 31901 so that it is received on or before September 13, 2006. If the Company is not notified of an intent to present a proposal at the 2006 annual meeting of stockholders by September 13, 2006, the holders of proxies will have the right to exercise their discretionary voting authority with respect to such proposal even if the Company does not include information regarding such proposal in the proxy statement.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMIKE CINEMAS, INC.
Date: September 6, 2006	By:	/s/ Lee Champion
Lee Champion
Senior Vice President, General Counsel and Secretary

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